CONDITIONAL WAIVER AND MODIFICATION NO. 2

TO LOAN AND SECURITY AGREEMENT

This Conditional Waiver and Modification No. 2 to Loan and Security Agreement (this “Second Modification”) is entered into as of December 13, 2010 (the “Effective Date”), by and between PARTNERS FOR GROWTH II, L.P. ("PFG") and each of Composite Technology Corporation, CTC Cable Corporation and CTC Renewables Corporation, each with their principal business address at 2026 McGaw Avenue, Irvine, CA 92614 (individually and collectively, jointly and severally, "Borrower").  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement and the Warrants (as defined below).

Recitals

A.           Borrower and PFG have entered into that certain Loan and Security Agreement dated as of April 12, 2010, as amended and modified from time to time (the “Loan Agreement”), and together with such documents, instruments and security agreements as were executed reasonably contemporaneously with or in connection with the Loan Agreement, the “Loan Documents”), pursuant to which PFG has extended and conditionally-agreed to make available to Borrower certain advances of money.

B.           On October 18, 2010, Borrower entered into that certain Conditional Waiver and Modification to Loan and Security Agreement (the “Original Modification”) under which, inter alia, PFG waived a Specified Default (as defined therein), modified certain terms of the Loan Agreement and amended the Warrants issued by Borrower, Composite Technology Corporation.

C.           Borrower has indicated to PFG its inability to meet the Liquidity Financial Covenant for the September 30 reporting period and its possible inability to meet the Liquidity and Cumulative Operating Income Financial Covenant set forth in Section 5 of the Schedule (the “Specified Covenants”) for current reporting periods (the “Possible Defaults”).

D.           Subject to the truth and accuracy of the representations and warranties of Borrower set forth herein and subject to the other terms and conditions set forth in this Second Modification, PFG is willing to waive Borrower’s compliance with the Specified Covenants, forbear from exercising remedies under the Loan Agreement based solely on the Possible Defaults and otherwise modify the Loan Documents as specified herein.

agreement

1.           Conditional Waiver; Payment Deferral.   Subject to each of the following conditions: (a) satisfaction of the terms of Section 6 hereof; and (b) there being no Default or Event of Default under the Loan Documents other than the Possible Defaults, PFG hereby: (i) agrees to modify the Loan Agreement as specified in Section 2; (ii) waives the Possible Defaults through the Waiver Period End Date (as defined in Section 6.4); and (3) defers further payment of the Security Deposit (added as a new term to the Loan Agreement under the Original Modification in Section 8(c) of the Schedule) until the Waiver Period End Date.

2.           Modifications of Loan Agreement.

2.1           Payment of Escrow Funds.  Borrower, Composite Technology Corporation, is party to that certain Asset Purchase Agreement dated as of August 10, 2009 by and among Daewoo Shipbuilding & Marine Engineering Co., Ltd., DeWind, Inc. and Borrower (as amended, the “Purchase Agreement”). Borrower is due monies from time to time under the Escrow Agreement (as defined in Section 6.5) (such monies due from time to time, “Escrow Proceeds”). Until such time as PFG may otherwise instruct, Borrower shall promptly (and in no event later than one (1) Business Day after Borrower’s receipt of cleared funds) cause monies paid to it under the Escrow Agreement to be directly paid over to PFG.  For the avoidance of doubt, Escrow Proceeds shall exclude monies nominally paid to Borrower but required under the terms of the Purchase Agreement and/or the Escrow Agreement to be immediately paid to third party claimants under the Purchase Agreement. Such Escrow Proceeds paid to PFG shall be credited against any fees (including the Waiver Fee specified in Section 6.4 hereof) and expenses payable to PFG under the Loan Documents, to interest due on outstanding Obligations, to the Security Deposit (to the extent then required) and finally to principal. PFG may, in its sole and absolute discretion, from time to time, remit back to Borrower all or any portion of Escrow Proceeds received and creditable to principal and, so long as such amounts are remitted back to Borrower within three (3) Business Days after the Business Day on which PFG has received such amounts, payment of that portion of such Escrow Proceeds shall not be deemed to constitute a repayment in part of the principal balance of the Loan.

2.2           Additional Reporting. Until such time as PFG otherwise notifies Borrower to the contrary, Borrower shall provide PFG, as an additional report required under Section 6 of the Loan Agreement, a report detailing any proceeds paid or payable to Borrower or any Affiliate under the Escrow Agreement (as defined in Section 6.5).

3.           Borrower’ Representations, Warranties and Covenants.  Each Borrower represents, warrants and covenants that:

(a)           immediately upon giving effect to this Second Modification (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default (other than the Possible Defaults) has occurred and is continuing;

(b)           each Borrower has the corporate power and authority to execute and deliver this Second Modification and to perform its obligations under the Loan Agreement, as amended by this Second Modification;

(c)           the articles of incorporation, bylaws and other organizational documents of each Borrower delivered to PFG on or before the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)           the execution and delivery by each Borrower of this Second Modification and the performance by Borrower of its obligations under the Loan Agreement has been duly authorized by all necessary corporate action on the part of each entity constituting Borrower;

(e)           this Second Modification has been duly authorized, executed and delivered by each Borrower and constitutes a binding obligation of each Borrower, enforceable against each Borrower, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f)           this Second Modification does not require the consent of any third party (including stockholders) or such consent has been secured;

(g)           this Second Modification shall be binding upon all entities within the Borrower corporate group, whether or not each such entity is party hereto and upon PFG’s request, Borrower shall cause such other controlled entities to become party to the Loan Documents, as additional Borrowers; and

(h)           as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations and it has no claims of any kind against PFG.  Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Second Modification and in connection with the Loan Documents.

Borrower understands and acknowledges that PFG is entering into this Second Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4.           Release.  Each Borrower hereby forever relieves, releases, and discharges PFG and each of its present or former employees, officers, directors, agents, representatives, attorneys (the “Indemnitees”), from any and all possible claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner connected with or related to facts, circumstances, issues, controversies or claims existing since the beginning of time through and including (but not after) the date of execution of this Second Modification, which any Borrower or any of their respective partners, members, officers, agents or employees may now have or may hereafter have (but only with respect to facts, circumstances, issues, controversies or claims existing on or prior to the date of this Second Modification) against the Indemnitees, if any, and irrespective of whether any of the foregoing arise out of contract, tort, violation of laws or regulations or otherwise, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, violation of any federal or state securities or Blue Sky laws or regulations, conflict of interest, negligence, bad faith, malpractice, violations of the racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortuous interference with contractual relations, tortuous interference with corporate governance or prospective business advantage, deceptive trade practices, libel, slander, conspiracy or any claim relating to the Loan Documents or the transactions contemplated therein (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.  In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows: “A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if any Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, neither Borrower shall be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Second Modification, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events.  Borrower hereby represents and warrants to PFG, and PFG is relying thereon, as follows: (i) except as expressly stated in this Second Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to any Borrower regarding any fact relied upon by any Borrower in entering into this Second Modification; (ii) Borrower has made such investigation of the facts pertaining to this Second Modification and all of the matters appertaining thereto, as it deems necessary; (iii) the terms of this Second Modification are contractual and not a mere recital; (iv) this Second Modification has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Second Modification is signed freely, and without duress, by Borrower; (v) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

5.           Limitation.  PFG’s waiver set forth in this Second Modification shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Documents or of any other instrument or agreement referred to therein or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Documents or any instrument or agreement referred to therein; (b) to constitute a modification or waiver of any rate of interest applicable to outstanding monetary Obligations, (c) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (d) to limit or impair PFG’s right to demand strict performance of all terms and covenants of any of the Loan Documents as of any date.  Except as expressly amended hereby, the Loan Documents and each of them shall continue in full force and effect.

6.           Effectiveness.  Subject to the satisfaction of the conditions precedent set forth below, this Second Modification shall become effective on the date hereof, but shall continue to be subject to the satisfaction of all the following conditions:

6.1           Execution and Delivery.  Each Borrower shall have duly executed and delivered this Second Modification and the Restated Warrants to PFG on or before December 13, 2010.

6.2           Update to Representations. Within three (3) Business Days from the date hereof, Borrower shall update the Representations to the extent required to make the Representations true and correct as of the date of this Second Modification:  (i) in all respects as to matters addressed in Part A of the Representations (except for the Collateral values set forth in Part A, Section 3(g), which must be true and correct in all Non-trivial respects) and Part B, Section 11, and (ii) in all Non-trivial respects with respect to all other sections of the Representations Letter.

6.3           Evidence of Authorization/Consent.  Each Borrower shall have provided PFG with certified copies of any and all of each Borrower’s required authorizations or consents (Board, stockholder or other required authorization or consent) to the execution, delivery and performance of this Second Modification.

6.4           Payment of Waiver Fee.  Borrower shall pay PFG a fee equal to $160,000 (the “Waiver Fee”).  The Waiver Fee shall be paid to PFG upon the earliest to occur (the “Waiver Period End Date”) of (i) January 14, 2011; (ii) repayment of the Loan; (iii) Borrower’s certification of its compliance with the Liquidity Covenant (on a post Waiver Fee payment basis); and (iv) the occurrence of a Default, other than failure to satisfy the Specified Covenants.

6.5           Instruction of Escrow Agent.  Borrower shall, upon the request of PFG,  deliver written instructions (with a true and correct copy delivered to PFG) to the “Escrow Agent” under that certain Escrow and Security Agreement dated as of September 4, 2009 by and among DeWine Turbine, Co., DeWind, Inc. and U.S. Bank, N.A. (as amended, the “Escrow Agreement”), to pay any and all amounts payable to Borrower or any Borrower Affiliate from the Escrow Funds, other than funds nominally paid to Borrower or its Affiliates but required to be immediately paid out by Borrower to satisfy claims arising under the Escrow Agreement.

6.6           Payment of PFG Expenses.  Borrower shall pay promptly upon invoice all PFG costs and expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred in connection with this Second Modification.

6.7           No Defaults.  No Default or Event of Default shall have occurred and be continuing, other than the Possible Defaults.

For the avoidance of doubt, the failure of any of the foregoing conditions shall be deemed a breach of this Second Modification and an immediate Event of Default under the Loan Agreement.

7.           Counterparts.  This Second Modification may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Second Modification.

8.           Integration; Construction.  This Second Modification, the Original Modification and the other Loan Documents and any documents executed in connection herewith or therewith or pursuant hereto or thereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Second Modification; except that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The title of this Agreement, section headings and quotation marks around amended provisions are for the readers’ convenience only and shall be ignored for purposes of integration into the Loan Agreement. The term “Schedule” means the Schedule to the Loan Agreement. The “General Provisions” of the Loan Agreement are incorporated by reference herein. This Second Modification shall be deemed effective as against any and all Borrower parties that execute and deliver this Second Modification, and the failure of any such Borrower to so execute and deliver shall not affect the enforceability of this Second Modification against each Borrower party that does.

9.           Governing Law; Venue.  THIS SECOND MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and PFG each submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Modification to be executed as of the date first written above.

Borrower:	PFG:

COMPOSITE TECHNOLOGY CORPORATION	PARTNERS FOR GROWTH II, L.P.

By	By
President or Vice President
Name:
By
Secretary or Ass't Secretary	Title: Manager, Partners for Growth II, LLC
Its General Partner
Borrower:	Borrower:

CTC CABLE CORPORATION	CTC RENEWABLES CORPORATION

By	By
President or Vice President	President or Vice President

By	By
Secretary or Ass't Secretary	Secretary or Ass't Secretary